THIRD RENEWAL PROMISSORY NOTE

$85,000,000.00	As of April 1, 2001

          FOR VALUE RECEIVED, the undersigned, COMMERCIAL NET LEASE REALTY SERVICES, INC., a Maryland corporation (“Borrower”), promises to pay to the order of COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation (“Lender”), the principal sum of EIGHTY-FIVE MILLION AND NO/100 DOLLARS ($85,000,000.00), or so much thereof as may be advanced, and to pay interest on the principal amount remaining from time to time outstanding from the date hereof until due at the rate and at the times specified in the Amended and Restated Secured Revolving Line of Credit and Security Agreement, effective as of May 1, 1999, as modified by that certain Modification of Amended and Restated Secured Revolving Line of Credit and Security Agreement and Other Loan Documents, effective as of April 1, 2000, and that certain Second Modification of Amended and Restated Secured Revolving Line of Credit and Security Agreement and Other Loan Documents, effective as of October 1, 2000, and further modified by that certain Third Modification of Amended and Restated Secured Revolving Line of Credit and Security Agreement and Other Loan Documents, effective as of even date herewith, between Borrower and Lender (collectively, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned those terms in the Agreement.

          In no event shall the interest rate applicable to principal outstanding under this Note exceed the maximum rate of interest allowed by applicable law, as amended from time to time. Lender does not intend to charge any amount of interest or other fees or charges in the nature of interest that exceeds the maximum rate allowed by applicable law. If any payment of interest or in the nature of interest hereunder would cause the foregoing interest rate limitation to be exceeded, then such excess payment shall be credited as a payment of principal unless the undersigned notifies Lender in writing that the undersigned wishes to have such excess sum returned, together with interest at the rate specified in Section 687.04(2), Florida Statutes, or any successor statute.

          Principal outstanding hereunder shall be due and payable in a single payment at the Revolving Credit Maturity Date. Interest shall be payable quarterly and at such other times specified in the Agreement, as long as any principal amount remains outstanding hereunder, and at the Revolving Credit Maturity Date. Prepayment shall be permitted as provided in the Agreement.

          All payments of principal and interest shall be made in lawful money of the United States of America in same day funds at the office of Lender located in Orlando, Florida or at such other place as shall be designated in writing for such purpose in accordance with the provisions of the Agreement.

          This Note is issued pursuant to, and is subject to, the provisions of the Agreement. This Note is secured by mortgages or deeds of trust on all properties owned by (or leased to) Borrower, together with all leases, rents, profits, and accounts receivable arising from such properties as described more fully in the Security Documents executed pursuant to the

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Agreement (collectively, together with this Note and the Agreement, the “Loan Documents”). Reference is made to such Loan Documents for a description of additional rights and obligations of Borrower and Lender, including events of default, rights of prepayment and rights of acceleration of maturity in the event of default.

          Borrower agrees to pay or reimburse Lender for all of its costs and expenses incurred in connection with administration, supervision, collection, enforcement, or preservation of any rights under this Note and the Loan Documents, including, without limitation, the fees and disbursements of counsel for Lender, including attorneys’ fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise.

          All persons now or at any time liable for payment of this Note hereby waive presentment, protest, notice of protest, and notice of dishonor. Borrower expressly consents to any extensions and renewals of this Note, in whole or in part, and all delays in time of payment or other performance under this Note which may be granted at any time and from time to time, without limitation and without notice or further consent of the undersigned. All notices, demands, and other communications required or permitted in connection with this Note shall be given in the manner specified in the Agreement.

          Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Agreement.

          The remedies of Lender, as provided herein, or in any other Loan Document are cumulative and concurrent (except as may be provided in the Agreement) and may be pursued singularly, successively, or together, and may be exercised as often as the occasion therefor shall arise.

          This Note renews the debt evidenced by that certain Second Renewal Promissory Note by Borrower in favor of Lender, effective as of October 1, 2000, in the principal sum of $65,000,000.00, and increases the principal sum to $85,000,000.00, and otherwise is subject to the terms and conditions of the Agreement.

          This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida, excluding those laws relating to the resolution of conflicts between the laws of different jurisdictions.

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           IN WITNESS WHEREOF, the undersigned have caused this Note to be executed as of the day and year first above written.

COMMERCIAL NET LEASE REALTY
SERVICES, INC., a Maryland corporation

By: ______________________________
      Kevin B. Habicht,
      Executive Vice President

Address: 450 South Orange Avenue
              Suite 900
              Orlando, Florida 32801

NOTARY ACKNOWLEDGMENT OF CORPORATE BORROWER

STATE OF _________________
COUNTY OF _______________

          The foregoing Third Renewal Promissory Note in the amount of Eighty-Five Million and No/100 Dollars ($85,000,000.00), effective as of April 1, 2001, made by Commercial Net Lease Realty Services, Inc., a Maryland corporation (“CNLRS”), and payable to the order of Commercial Net Lease Realty, Inc., was acknowledged before me this _____ day of __________, 2001, by Kevin B. Habicht, as Executive Vice President of CNLRS, who is personally known to me or who has produced ________________________________ as identification.

NOTARY PUBLIC Print Name: ______________________________ Commission No.:__________________________ My Commission Expires:____________________

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